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                                                                      Exhibit 21

                                 SUBSIDIARIES OF
                           THE COOPER COMPANIES, INC.
                             A DELAWARE CORPORATION

                                                              JURISDICTION OF
NAME                                                           INCORPORATION
----                                                          ---------------
THE COOPER COMPANIES, INC.                                       Delaware
CooperVision, Inc.                                               New York
   CooperVision, LLC                                             Delaware
   CooperVision Technology, Inc.                                 Delaware
   CooperVision International Holding Company, L.P.              England
      CooperVision Canada Corp.                                  Canada
      Aspect Vision Holdings, Limited                            England-Wales
         Aspect Vision Care Limited                              England-Wales
         CooperVision Limited                                    England-Wales
            Coopervision Spain S.L.                              Spain
            CL Tinters, OY                                       Finland
         Cooper Vision Italia s.r.l.                             Italy
         Hydron Pty Limited                                      Australia
         CooperVision Hydron S.A.                                France
         Coopervision Nederland BV                               The Netherlands
         Coopervision Manufacturing Limited                      England
CooperSurgical, Inc.                                             Delaware
   Ackrad Laboratories Inc.                                      New Jersey
   Medscand (USA) Inc.                                           Delaware
   Medscand Medical AB                                           Sweden